Exhibit 99.1

CONTACTS:
Insignia Solutions	Financial Dynamics
Robert Collins	Investors: Teresa Thuruthiyil
Chief Financial Officer	Financial Dynamics
(510) 360-3700	(415) 439-4500

INSIGNIA SOLUTIONS REPORTS SECOND QUARTER 2004

FINANCIAL RESULTS

-Insignia Concludes Remaining Stake in JVM Business-

FREMONT, Calif., July 27, 2004– Insignia Solutions (Nasdaq: INSG) today reported financial results for the second quarter ended June 30, 2004.

Insignia reported second quarter net revenues of $107,000 from the ongoing launch and commercialization of the Company’s new technology, Secure System Provisioning (SSP) for Over-The-Air Repair of a growing, complex and diverse community of mobile devices.  The net loss in the second quarter was $1.3 million, or $0.04 per share.  As of June 30, 2004, the Company’s cash and cash equivalents was $2.0 million.

In the first half of 2004, Insignia reported revenue of $426,000.  The net loss for the six months ended June 30, 2004 was $3.2 million, or $0.11 per share.

On June 30, 2004, Insignia and esmertec, a Swiss software company focused on Java technologies, entered into a Termination and Waiver Agreement, effectively concluding the remaining business between the two companies and dissolving any ties going forward between Insignia and the Java Virtual Machine (JVM) product line it sold to esmertec in April 2003.  As a result, esmertec agreed to pay Insignia $185,000 on July 8, 2004 in full and final satisfaction of the deferred consideration and waived all other consideration pursuant to the Asset Purchase Agreement dated March 4, 2003.  The new agreement accelerated the termination under the Asset Purchase Agreement from March 2006 to June 30, 2004.  All existing and future outstanding obligations between the two companies were waived resulting in net other income of $298,000 to Insignia.

Mark McMillan, chief executive officer of Insignia Solutions, commented, “Lengthening sales cycles that followed the industry’s April 2004 ratification of mobile device management standards resulted in lower than expected second quarter revenues from our client software.  These standards will assure greater interoperability between server and client technologies and to date, as expected, have resulted in increased interest by mobile network operators in Insignia’s SSP solution while accelerating carrier requirements in our infrastructure technologies.

Due to the shift in our expectations of the timing of client software sales, we feel that it is imperative to extend the outlook for profitability that we provided in 2003 when we were first introducing our SSP solution to the market.  Consequently, we may also consider various financing alternatives.”

Recent Highlights:

•                  In a separate release today, the Company announced that a third Chinese handset manufacturer, Haier, has licensed Insignia’s SSP On Demand.  Accord Customer Care Solutions (Suzhou) Co., Ltd., a wholly owned subsidiary of Accord Customer Care Solutions Limited (ACCS), will provide the Insignia Secure System Provisioning (SSP) On Demand to Haier as a hosted service.

•                  As noted above, in June 2004, Insignia Solutions concluded its remaining business with Switzerland-based esmertec, effectively and entirely concluding the sale of its prior JVM product line to esmertec.

•                  In May 2004, Insignia announced the signing of a definitive agreement with Teleca to combine its industry leading Over-The-Air Repair(TM) technology with Teleca’s IOTA client products to benefit mobile operators and users worldwide. IOTA (IP-based over-the-air activation) is a CDMA industry standard developed by members of the CDMA Development Group to allow the network to provision the device with all the parameters required for the subscriber to access all available services in a secure manner.

•                  On May 25, 2004, the Company announced Insignia Open Management Client(TM), a new standards-based software product for mobile phones. This enables comprehensive mobile device management, including Over-the-Air Repair(TM), across different types of mobile networks.

Conference Call

Insignia Solutions will host a conference call Tuesday July 27, 2004 at 2:00 p.m., Pacific Time.  A live webcast will be available via a link on the Investor Relations portion of Insignia’s website at www.insignia.com.  An on demand archive of the call will be available at the website for a period of two weeks.

About Insignia Solutions

Insignia provides an essential ingredient to mobile operators and terminal manufacturers by enabling Over-The-Air Repair of a growing, complex and diverse community of devices on the network. Insignia’s products and services radically reduce customer care and recall costs, maintain device integrity, and enable a wide range of new mobile services. Founded in 1986, Insignia has a long history of innovation, stewardship of major industry standards, and the trust of dozens of manufacturers around the world.  The company is headquartered in Fremont, California with R&D and European operations based in the United Kingdom.  For additional information about Insignia or its products please visit http://www.insignia.com.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical are forward-looking statements that involve risks and uncertainties. This release includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, Insignia’s need for additional capital to sustain operations, Insignia’s reliance on the successful introduction of its Secure System Provisioning (“SSP”) product line, Insignia’s need to generate significantly greater revenue to achieve profitability and Insignia’s liquidity and capital needs. Further details on these and other risks are set forth in Insignia Solutions’ filings with the Securities and Exchange Commission, including its most recent filings on Forms 10-K and 10-Q. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. Insignia Solutions does not undertake an obligation to update forward-looking or other statements in this release.

Tables follow

INSIGNIA  SOLUTIONS PLC

CONDENSED  CONSOLIDATED  BALANCE  SHEETS

(amounts  in  thousands)

(unaudited)

	June 30, 2004	December 31, 2003
A S S E T S

Current assets:
Cash and cash equivalents	$1,950	$2,212
Restricted cash	50	20
Accounts receivable, net	245	50
Other receivables	235	1,153
Tax receivable	436	391
Prepaid royalties	—	2,185
Prepaid expenses	349	410
Total current assets	3,265	6,421

Property and equipment, net	159	154
Investment in Affiliate	35	—
Other assets	226	219
	$3,685	$6,794

L I A B I L I T I E S, R E D E E M A B L E W A R R A N T S A N D S H A R E H O L D E R S’ E Q U I T Y

Current liabilities:
Accounts payable	$180	$468
Accrued liabilities	1,120	1,239
Note payable	—	1,000
Deferred revenue	45	1,460
Total current liabilities	1,345	4,167

Redeemable warrants	38	38
Shareholders’ equity:
Ordinary shares	9,639	8,111
Additional paid-in capital	63,872	61,898
Common stock subscription	—	575
Accumulated deficit	(70,748)	(67,534)
Other accumulated comprehensive loss	(461)	(461)
Total shareholders’ equity	2,302	2,589

	$3,685	$6,794

INSIGNIA  SOLUTIONS  PLC

CONDENSED  CONSOLIDATED  STATEMENTS  OF  OPERATIONS

(amounts  in thousands,  except  per  share  amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Net revenues:
License	$105	$—	$421	$192
Service	2	—	5	187

Total net revenues	107	—	426	379

Cost of net revenues:
License	5	36	28	151
Service	—	—	—	52

Total cost of net revenues	5	36	28	203

Gross profit	102	(36)	398	176

Operating expenses:
Sales and marketing	529	261	1,345	906
Research and development	661	719	1,472	2,025
General and administrative	670	386	1,261	1,530
Restructuring	—	173	—	499

Total operating expenses	1,860	1,539	4,078	4,960

Operating loss	(1,758)	(1,575)	(3,680)	(4,784)

Interest income (expense), net	3	(12)	2	(13)
Other income (expense), net	264	3,529	251	3,542

Income (loss) before income taxes	(1,491)	1,942	(3,427)	(1,255)

Benefit from income taxes	(187)	(331)	(213)	(329)

Net income (loss)	$(1,304)	$2,273	$(3,214)	$(926)

Net income (loss) per share:
Basic	$(0.04)	$0.11	$(0.11)	$(0.05)
Diluted	$(0.04)	$0.11	$(0.11)	$(0.05)

Weighted average shares and share equivalents:
Basic	29,240	20,089	28,928	20,089
Diluted	29,240	20,347	28,928	20,089